                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Genzyme Corporation on Form S-8 (File Nos. 33-8881, 33-15616, 33-26329, 33-29918, 33-35067, 33-37236, 33-41933, 33-55656, 33-68188, 33-58359, 33-60437,
333-10003, 333-33249, 33-30007, 33-68208, 33-58351, 333-33265, 333-10005,
333-33251, 33-22464, 33-29440, 33-51416, 33-68186, 33-58353, 33-58355, 33-60435,
333-33291, 33-21241) and on Form S-3 (File Nos. 33-61853, 333-15597, 333-24361)
of our reports, dated February 27, 1998 on our audits of the consolidated financial statements and financial statement schedule of Genzyme Corporation, the combined financial statements and financial statement schedule of Genzyme General Division, the combined financial statements and financial statement schedule of Genzyme Tissue Repair Division and the combined financial statements of Genzyme Molecular Oncology Division as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, which reports are included in this Annual Report on Form 10-K.




                                               /s/ Coopers & Lybrand L.L.P.
                                               -------------------------------
                                               COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
March 30, 1998